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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)   AUGUST 7, 2003
                                                 -------------------------------


                         CTC COMMUNICATIONS GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)


                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)


          0-27505                                     04-3469590
-----------------------------            --------------------------------------
 (Commission File Number)                 (I.R.S. Employer Identification No.)


                220 BEAR HILL ROAD, WALTHAM, MASSACHUSETTS 02451
              (Address of Principal Executive Offices) (Zip Code)


                                 (781) 466-8080
              (Registrant's Telephone Number, Including Area Code)


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report)




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ITEM 5.           OTHER EVENTS.

                  On August 7, 2003, the Registrant, Columbia Ventures Corporation and Columbia Ventures Broadband, LLC jointly issued the following press release:



               CTC COMMUNICATIONS ENTERS INTO INVESTMENT AGREEMENT
                             WITH COLUMBIA VENTURES

               Investor to sponsor forthcoming reorganization plan


Waltham, MA and Vancouver, WA, August 7, 2003 - CTC Communications Group, Inc., Columbia Ventures Corporation and Columbia Ventures Broadband LLC announced today that they have entered into an investment agreement and filed a motion with the Bankruptcy Court seeking approval of the investor, the agreement and certain investor protections.

The agreement provides for an investment of $32 million in cash by Columbia Ventures Broadband in exchange for 100% of the equity of a reorganized CTC Communications. The investment agreement also provides for a combination of cash, warrants representing a 5% equity interest in the reorganized CTC Communications and other consideration to be made available for distribution to CTC's creditors in its Chapter 11 proceedings. The agreement is subject to a number of conditions to closing, including Bankruptcy Court and regulatory approvals.

The investment from Columbia Ventures Broadband will form the basis of CTC's Chapter 11 plan of reorganization, which it expects to file within the next few weeks. Lenders holding a majority of CTC's senior secured debt have advised CTC that they support CTC's decision to move forward with the investment agreement with Columbia Ventures and Columbia Ventures Broadband. CTC's committee of unsecured creditors has advised CTC that it intends to support Bankruptcy Court approval of the investment agreement and the investor, subject to CTC's plan of reorganization being confirmed by the Bankruptcy Court.

Michael Katzenstein, CTC's interim CEO and a principal of crisis, restructuring and turnaround manager, CXO, L.L.C., said, "Columbia Venture Corporation's investment demonstrates the value and strength of CTC's business, network, customers and people. I am pleased that CTC has reached this important milestone." Mr. Katzenstein also stated that Columbia Ventures has indicated its intention to continue to serve CTC's PowerPath(R) and resale customers with its current services, network and technologies.

Kenneth D. Peterson, Jr., Columbia Ventures CEO, said, "We were attracted to CTC by the opportunity to pursue an aggressive growth plan, new product roll-outs employing CTC's superior IP-based network and cross-marketing opportunities with our other businesses."

Miller Buckfire Lewis Ying & Co., LLC, investment banker to CTC, advised on the transaction.

Mr. Katzenstein added, "I am looking forward to working with Ken Peterson and his team to complete the investment transaction, exiting Chapter 11 and watching CTC resume its growth and development under new ownership."


ABOUT CTC
CTC is a "next generation" Integrated Communications Carrier utilizing advanced technology and providing its customers with converged voice, data, Internet and video services on a broadband, packet-based network, called the PowerPath(R) Network. The Company serves medium and larger business customers from Virginia to Maine, which includes the most robust telecommunications region in the world -- the Washington D.C. to Boston corridor. CTC's Cisco Powered IP+ATM packet network and its top-tier sales and service teams provide contiguous marketing and technology coverage throughout the Northeast and Mid-Atlantic States. The Company, through its dedicated commitment to exceptional customer service, has achieved an industry-leading market share in the Northeast. CTC can be found on the worldwide web at www.ctcnet.com.

ABOUT COLUMBIA VENTURES CORPORATION AND COLUMBIA VENTURES BROADBAND LLC

Columbia Ventures Corporation (CVC) owns and operates telecommunications and industrial businesses. The most recent addition to CVC`s operations is Hibernia Atlantic, a transatlantic fiber optic network with landing stations in Boston, Halifax, Liverpool and Dublin. The Hibernia Atlantic system includes a fully protected terrestrial system linking Boston and Halifax via New York City. CVC also operates a fiber optic metropolitan network in Spokane, Washington and is the largest shareholder in Og Vodafone, the second largest telecommunications provider in Iceland. The industrial businesses of CVC include Nordural, an aluminum smelter developed and constructed by CVC in Iceland, as well as aluminum manufacturing and fabrication operations in the United States and Mexico. CVC and its related businesses began operations in 1987; the company's headquarters are located in Vancouver, Washington.

SAFE HARBOR STATEMENT

The statements in this press release that relate to future plans, events or performance are "forward-looking statements". Forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements as a result of various factors, some of which are unknown. These risks and uncertainties include the ability to obtain required consents of lenders, suppliers and other lessors, financial results, operating metrics expectations, reduced operating costs, and the effects of the current economic conditions. Readers are, accordingly, cautioned not to place undue reliance on these forward-looking statements. CTC undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect results, events or circumstances after the date hereof.

FOR FURTHER INFORMATION

CTC Communications:

         John D. Pittenger, Executive Vice President and CFO  (781) 466-1302

Miller Buckfire Lewis Ying & Co., LLC:

         Marc D. Puntus                                     (212) 895-1819
         John Bosacco                                       (212) 895-1822



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on August 11, 2003.

                                             CTC COMMUNICATIONS GROUP INC.


                                             By:  /s/ John D. Pittenger
                                                  ------------------------------
                                                  John D. Pittenger
                                                  Chief Financial Officer